U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 October 4, 2004


                        DRAGON INTERNATIONAL GROUP CORP.
                        --------------------------------
        (Exact name of small business issuer as specified in its charter)


                            RETAIL HIGHWAY.COM, INC.
                                  (Former Name)


        Nevada                       0-23485              98-0177646
        ------                       -------             ----------
State or other jurisdiction        Commission         (IRS Employer ID No.)
jurisdiction of  incorporation)    File Number

                                     Bldg 14
                    Suite A09, International Trading Center,
                                 29 Dongdu Road
                              Ningbo, China 315000
                    (Address of principal executive offices)


                               225 Macpherson Ave.
                                     Unit B
                        Toronto, Ontario, Canada M4V 1A1
                                (Former Address)


                                 86-574-56169308
                           (Issuer's Telephone Number)

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

         Attached hereto are the audited financial statements for Dragon International Group Corp., as well as the unaudited pro forma financial statements.

(c)   Exhibits.

Number            Exhibit

3.5               Articles of Merger

                                               SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              DRAGON INTERNATIONAL GROUP CORP.
                                              (Registrant)
Dated: December 6, 2004


                                               By:_s/ David Wu
                                               David Wu, Chief Executive Officer
                                               and President

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS









                                    CONTENTS


Report of Independent Registered Public Accounting Firm........................6

Consolidated Financial Statements:

Consolidated Balance Sheet-June 30, 2004.......................................7

Consolidated Statements of Operations-June 30, 2004............................8

Consolidated Statements of Stockholders' Equity-June 30, 2004..................9

Consolidated Statements of Cash Flows- June 30, 2004..........................10

Notes to Consolidated Financial Statements- June 30, 2004..................11-19

Consolidated Balance Sheet - September 30, 2004 (Unaudited)...................21

Consolidated Statement of Operations
      For the three months ended September 30, 2004 (Unaudited)...............22

Consolidated Statement of Cash Flows
      For the three months ended September 30, 2004 (Unaudited)...............23

Notes to Consolidated Financial Statements-September 30, 2004 (Unaudited)..24-27

Pro Forma Consolidated Balance Sheet (Unaudited)- September 30, 2004..........29

Notes to Consolidated Pro Forma Balance Sheet-September 30, 2004 (Unaudited)..30

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Dragon International Group Corp. and Subsidiaries
Ningbo, Zhejiang, China


We have audited the accompanying consolidated balance sheet of Dragon International Group Corp. and Subsidiaries as of June 30, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dragon International Group Corp. and Subsidiaries as of June 30, 2004, and the results of their operations and their cash flows for the years ended June 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.


                                                 /s/Sherb & Co., LLP
                                                Certified Public Accountants

New York, New York
November 10, 2004

                     DRAGON INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                                   CONSOLIDATED BALANCE SHEET
                                         June 30, 2004




                                             ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                           285,856
    Short-term investments                                              386,473
    Accounts receivable (net of allowance for
    doubtful accounts of $54,244)                                     2,098,845
    Inventories                                                       2,827,214
    Advances to employees                                               571,394
    Due from related parties                                          2,559,040
    Prepaid expenses and other                                          632,182
                                                                      ---------

        Total Current Assets                                          9,361,004

PROPERTY AND EQUIPMENT - Net                                           298,445
                                                                      ---------

        Total Assets                                                $ 9,659,449
                                                                    ===========


                              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                               $ 1,015,700
    Accounts payable                                                  4,286,220
    Accrued expenses                                                    963,848
    Advances from customers                                             388,939
                                                                      ---------

        Total Current Liabilities                                     6,654,707

LONG-TERM DEBT, net of current portion                                  120,773
                                                                      ---------

        Total Liabilities                                             6,775,480
                                                                      ---------

STOCKHOLDERS' EQUITY:
    Common stock ($.001 Par Value; 200,000,000 Shares Authorized;
        8,000,000 shares issued and outstanding)                          8,000
    Additional paid-in capital                                          414,705
    Retained earnings                                                 2,461,264
                                                                      ---------

        Total Stockholders' Equity                                    2,883,969
                                                                      ---------

        Total Liabilities and Stockholders' Equity                  $ 9,659,449
                                                                    ===========


                 See notes to consolidated financial statements
                                       -7-

           DRAGON INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS



                                              For the Years Ended June 30,
                                      -----------------------------------------
                                                2004                  2003
                                      -------------------   -------------------

NET REVENUES                                 $ 19,114,755          $ 15,040,725

COST OF SALES                                  17,203,284            13,211,116
                                       ------------------   -------------------

GROSS PROFIT                                    1,911,471             1,829,609
                                       ------------------   -------------------

OPERATING EXPENSES:
     Selling expenses                             652,266             1,127,653
     General and administrative                   232,273               184,497
                                       ------------------   -------------------

        Total Operating Expenses                  884,539             1,312,150
                                       ------------------   -------------------

INCOME FROM OPERATIONS                          1,026,932               517,459

OTHER INCOME (EXPENSE):
     Other income                                 285,472               315,624
     Interest expense, net                       (53,623)              (41,222)
                                      -------------------   -------------------

        Total Other Income                        231,849               274,402
                                      -------------------   -------------------

INCOME BEFORE INCOME TAXES                      1,258,781               791,861

INCOME TAXES                                     (73,778)              (38,100)
                                      -------------------   -------------------

NET INCOME                                   $  1,185,003          $    753,761
                                      ===================   ===================



                 See notes to consolidated financial statements
                                       -8-

          DRAGON INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             For the Years Ended June 30, 2004 and 2003


                                        Common Stock, $.001 Par Value
                                     ----------------------------------    Additional                               Total
                                          Number of                           Paid-in           Retained         Stockholders'
                                           Shares           Amount            Capital           Earnings            Equity
                                     ---------------- ----------------- ----------------- ------------------  ----------------
Balance, June 30, 2002                     8,000,000           $ 8,000         $ 233,546         $  697,026       $   938,572

Shareholder contributions                          -                 -           181,159                  -           181,159

Distributions to shareholders                      -                 -                 -            (71,869)          (71,869)

Net income for the year                            -                 -                 -            753,761           753,761
                                     ---------------- ----------------- ----------------- ------------------  ----------------

Balance, June 30, 2003                     8,000,000             8,000           414,705          1,378,918         1,801,623

Distributions to shareholders                      -                 -                 -           (102,657)         (102,657)

Net income for the year                            -                 -                 -          1,185,003         1,185,003
                                     ---------------- ----------------- ----------------- ------------------  ----------------

Balance, June 30, 2004                      8,000,000           $ 8,000         $ 414,705        $ 2,461,264       $ 2,883,969
                                     ================ ================= ================= ==================  ================



                 See notes to consolidated financial statements

               DRAGON INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            Years Ended June 30,
                                                                                   ----------------------------------------
                                                                                         2004                  2003
                                                                                   ------------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                                                           $ 1,185,003           $   753,761
    Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation                                                                           47,191                22,678
    Changes in assets and liabilities:
       Accounts receivable                                                                  (903,800)            1,193,961
       Inventories                                                                        (1,096,282)           (1,457,929)
       Prepaid and other current assets                                                      462,416              (419,793)
       Advances to employees                                                                 (55,995)             (492,399)
       Other assets                                                                           69,087               (67,347)
       Accounts payable                                                                    2,666,027               792,171
       Accrued expenses                                                                     (718,394)            1,179,131
       Advances to customers                                                                 165,755               222,979
                                                                                   ------------------    ------------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                                  1,821,008             1,727,213
                                                                                   ------------------    ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Due from related parties                                                              (1,441,890)             (942,029)
    Increase in short-term investments                                                      (386,473)                    -
    Capital expenditures                                                                     (52,126)             (205,407)
                                                                                   ------------------    ------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                               (1,880,489)           (1,147,436)
                                                                                   ------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to shareholders                                                           (102,657)              (71,869)
    Capital contributions                                                                          -               181,159
    Payments on loans payable                                                                (53,141)             (402,140)
                                                                                   ------------------    ------------------

NET CASH FLOWS USED IN FINANCING ACTIVITIES                                                 (155,798)             (292,850)
                                                                                   ------------------    ------------------

NET INCREASE (DECREASE) IN CASH                                                             (215,279)              286,927

CASH  - beginning of year                                                                    501,135               214,208
                                                                                   ------------------    ------------------

CASH - end of year                                                                       $   285,856           $   501,135
                                                                                   ==================    ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for :
       Interest                                                                          $   53,623             $   41,222
                                                                                   ==================    ==================
       Income taxes                                                                      $   73,778             $   38,100
                                                                                   ==================    ==================

                 See notes to consolidated financial statements.
                                       -10-

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Dragon International Group Corp. ("Dragon"), a Florida corporation, was founded in June 2004. On June 30, 2004, Dragon acquired 70% ownership interest of Ningbo Anxin International Co. Ltd. ("Anxin") under a Stock Purchase Agreement ("Stock Purchase Agreement"). Anxin is located in Ningbo, Zhejiang Province, China, 200 miles south of Shanghai, and was established in 1997. It is a company operating in international trade as well as a manufacturer in the integrated packaging paper industry. It holds an ISO9000 certificate and national license to import and export. In addition to its own operations, Anxin operates three subsidiaries, including: (i) Shanghai Anhong Paper Co. Ltd., ("Anhong"), a trading company located in Shanghai, with another manufacturing facility in Ningbo; (ii) Ningbo Long'an Industry and Trade Co. Ltd ("Long'an"), and (iii) Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin"). The Stock Purchase Agreement between Dragon and Anxin has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Dragon, pursuant to which Anxin is treated as the continuing entity.

On or around August 13, 2004, as amended on September 30, 2004 and effective October 4, 2004, under an Agreement and Plan of Reorganization, the Company was acquired by Retail Highway.com, Inc. ("Retail"), a U.S. corporation, whereby Retail issued 24,625,000 shares of its common stock for the acquisition of all of the outstanding capital stock of Dragon. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Retail with the former shareholders of the Retail retaining 1,280,234 or approximately 5% of the outstanding stock.

Basis of presentation

The consolidated statements include the accounts of Dragon International Group Corp. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Short-Term Investments

Short-term investments include certificates of deposit ("CD") with a maturity of greater than three months. The CD's mature in December 2004.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Fair value of financial instruments

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, due from related parties, accounts payable and accrued expenses, and loans approximate their fair market value based on the short-term maturity of these instruments.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Income taxes

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Foreign currency translation

Transactions and balances originally  denominated in U.S. dollars are presented
at  their  original  amounts.   Transactions  and balances in other  currencies
are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards(SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary, Anxin, is the local currency. The financial statements of the subsidiaries are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at June 30, 2004 and 2003 was not material

Comprehensive loss

The Company uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders', changes in paid-in capital and distributions to stockholders.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
              POLICIES (Continued)

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended June 30, 2004 and 2003 was not material.

Shipping Costs

Shipping costs are included in selling and marketing expenses and totaled $146,713 and $145,992 for the years ended June 30, 2004 and 2003, respectively.

Recent accounting pronouncements

In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004. The Company has evaluated the impact of the adoption of EITF 03-1 and does not believe the impact will be significant to the Company's overall results of operations, cash flows or financial position.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE 2 - INVENTORIES

At June 30, 2004, inventories consisted of the following:


         Raw materials            $        588,310

         Finished goods                  2,238,904
                                    --------------

                                  $      2,827,214
                                     ==============

NOTE 3 - PROPERTY AND EQUIPMENT

At June 30, 2004, property and equipment consisted of the following:

                                        Estimated Life
         Furniture and Fixtures           5 Years           $       4,172
         Auto and Truck                  10 Years                 134,671
         Manufacturing Equipment          5 Years                 159,995
         Building                        20 Years                  68,273
         Office Equipment                 5 Years                  30,926
                                                            -------------
                                                                  398,037
         Less: Accumulated Depreciation                           (99,592)
                                                            -------------

                                                             $    298,445

For the years ended June 30, 2004 and 2003, depreciation expense amounted to $47,191 and $22,678, respectively.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 4 - LONG-TERM DEBT

Long-term debt consisted of the following at June 30, 2004:

Note payable to bank, due on March 25, 2005.  Interest only
payable monthly at a rate of 6.87%. Secured by equipment
and personal guarantee of officer.                                $     265,700

Note payable to bank, due on February 21, 2007.  Interest only payable monthly at a rate of 6.37%. Secured by equipment
and personal guarantee of officer.                                      120,773

Note payable to bank, due on July 11, 2004 Interest only
payable monthly at a rate of 6.37%. Secured by equipment
and personal guarantee of officer.                                      120,773

Note payable to bank, due on November 2, 2004.  Interest
only payable monthly at a rate of 5.31%. Secured by equipment
and personal guarantee of officer.                                       60,386

Note payable to Guangdong Development Bank, due in December 2004.
Interest only payable monthly at rates ranging from
4.54% to 6.05%.  Secured by equipment and personal
guarantee of officer.                                                   442,029

Note payable to Guangdong Development Bank, due on
 September 14, 2004.  Interest only payable monthly at a
rate of 6.05%.Secured by equipment and personal guarantee of officer.    66,425

Note payable to Guangdong Development Bank, due on
August 20, 2004.  Interest only payable monthly at a rate of 5.84%.
Secured by equipment and personal guarantee of officer.                  60,387
                                                                    -----------

                                                                      1,136,473

     Less current portion                                            (1,015,700)
                                                                   ------------
                                                                   $    120,773
                                                                   ============

Loans that have matured subsequent to the period have been settled.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004

NOTE 5 - RELATED PARTY TRANSACTIONS

Due from related parties

The consolidated financial statements include balances and transactions with related parties. At June 30, 2004, the Company had a net receivable from several affiliated entities owned by an officer of the Company amounting to $2,559,040. These advanced are payable on demand and are personally guaranteed by the officer.

NOTE 6 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company's subsidiaries in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law").

Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for years ended June 30, 2004 and 2003:

                                              2004                       2003
                                       -----------------      ------------------

        Computed "expected" tax expense       34.0 %                   34.0 %
        Foreign income taxes                 (28.1)%                  (29.2)%
                                       -----------------      ------------------

        Effective tax rate                      5.9%                       4.8%
                                       =================       ================

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE 7 - COMMITMENTS AND CONTINGENCIES

Letter of credits

The Company entered into a $235,507 Letter of Credit with a financial lending institution. This agreement requires the Company to pay a fee upon issuance and pay $235,507 on December 31, 2004 to the bank when it is due. Such instruments are commonly used in China to support performance assurance needs in the ordinary course of business.

Leases

The Company leases offices under leases that expire through December 2008. Future minimum rental payments required under this operating lease is as follows:

                   Year Ended June 30, 2005                $38,986
                   Year Ended June 30, 2006                $33,857
                   Year Ended June 30, 2007                $33,857
                   Year Ended June 30, 2008                $33,857
                   Thereafter                              $16,929

Rent expense for the twelve-month periods ended June 30, 2004 and 2003 was $57,913 and $40,897. respectively.

NOTE 8 - OPERATING RISK

(a) Country risk

The Company's revenues will be mainly derived from the sale of paper products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If US companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2004


NOTE 8 - OPERATING RISK (continued)

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Remnibi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

All of the Company's revenues will be derived via the operations of the Company's Chinese subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that the subsidiaries are located in China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2004
                                   (Unaudited)

                DRAGON INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2004
                                   (Unaudited)



                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                  $         95,997
    Short-term investments                                              507,246
    Accounts receivable (net of
    allowance for doubtful accounts of $55,835)                       1,809,443
    Inventories                                                       1,703,437
    Advances to employees                                               140,247
    Due from related parties                                          2,518,116
    Prepaid expenses and other                                          323,555
                                                                        -------

        Total Current Assets                                          7,098,041

PROPERTY AND EQUIPMENT - Net                                            404,315

OHER ASSETS                                                               2,298
                                                                          -----

        Total Assets                                                $ 7,504,654
                                                                    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                          $      1,027,778
    Accounts payable                                                  2,455,277
    Accrued expenses                                                    948,558
    Advances from customers                                              24,462
                                                                         ------

        Total Current Liabilities                                     4,456,075

LONG-TERM DEBT, net of current portion                                  120,773
                                                                        -------

        Total Liabilities                                             4,576,848
                                                                      ---------

STOCKHOLDERS' EQUITY:
    Common stock ($.001 Par Value; 200,000,000
    Shares Authorized;  8,000,000 shares issued
     and outstanding)                                                     8,000
    Additional paid-in capital                                          414,705
    Retained earnings                                                 2,505,101
                                                                      ---------

        Total Stockholders' Equity                                    2,927,806
                                                                      ---------

        Total Liabilities and Stockholders' Equity             $      7,504,654
                                                                     ==========


                 See notes to consolidated financial statements

                DRAGON INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Three Months Ended September 30, 2004
                                   (Unaudited)




NET REVENUES                                                        $ 3,542,850

COST OF SALES                                                         3,236,882
                                                                   -------------

GROSS PROFIT                                                            305,968
                                                                   -------------

OPERATING EXPENSES:
     Selling expenses                                                   150,241
     General and administrative                                          69,580
                                                                    ------------

        Total Operating Expenses                                        219,821
                                                                    ------------

INCOME FROM OPERATIONS                                                   86,147

OTHER INCOME (EXPENSE):
     Other income                                                        19,218
     Interest expense, net                                              (21,937)
                                                                   -------------

        Total Other Expenses                                             (2,719)
                                                                   -------------

INCOME BEFORE INCOME TAXES                                               83,428

INCOME TAXES                                                            (39,591)
                                                                   -------------

NET INCOME                                                          $    43,837
                                                                   =============


                 See notes to consolidated financial statements

                     DRAGON INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED STATEMENT OF CASH FLOWS
                       For the Three Months Ended September 30, 2004
                                        (Unaudited)



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income                                                      $   43,837
     Adjustments to reconcile net income to net
        cash provided by operating activities:
 Depreciation                                                            16,787
     Changes in assets and liabilities:
        Accounts receivable                                             289,402
        Inventories                                                   1,123,777
        Prepaid and other current assets                                308,627
        Advances to employees                                           431,147
        Other assets                                                     (2,298)
        Accounts payable                                             (1,830,943)
        Accrued expenses                                                (15,290)
        Advances to customers                                          (364,477)
                                                               -----------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                   569
                                                               -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Due from related parties                                            40,924
     Increase in short-term investments                                (120,773)
     Capital expenditures                                              (122,657)
                                                                ----------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                            (202,506)
                                                                ----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from loans payable                                         12,078
                                                                ----------------

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                          12,078
                                                                ----------------

NET DECREASE IN CASH                                                   (189,859)

CASH  - beginning of year                                               285,856
                                                                ----------------

CASH - end of period                                                $    95,997
                                                                ================

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid for :
        Interest                                                    $    21,937
                                                                ================
        Income taxes                                                $    39,591
                                                                ================

                 See notes to consolidated financial statements.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Dragon International Group Corp. ("Dragon"), a Florida corporation, was founded in June 2004. On June 30, 2004, Dragon acquired 70% ownership interest of Ningbo Anxin International Co. Ltd. ("Anxin") under a Stock Purchase Agreement ("Stock Purchase Agreements"). Anxin is located in Ningbo, Zhejiang Province, China, 200 miles south of Shanghai, and was established in 1997. It is a company operating in international trade as well as a manufacturer in the integrated packaging paper industry. It holds an ISO9000 certificate and national license to import and export. In addition to its own operations, Anxin operates three subsidiaries, including: (i) Shanghai Anhong Paper Co. Ltd., ("Anhong"), a trading company located in Shanghai, with another manufacturing facility in Ningbo; (ii) Ningbo Long'an Industry and Trade Co. Ltd ("Long'an"), and (iii) Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin"). The Stock Purchase Agreement between Dragon and Anxin has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Dragon, pursuant to which Anxin is treated as the continuing entity.

On or around August 13, 2004, as amended on September 30, 2004 and effective October 4, 2004, under an Agreement and Plan of Reorganization, the Company was acquired by Retail Highway.com, Inc. ("Retail"), whereby Retail issued 24,625,000 shares of its common stock for the acquisition of all of the outstanding capital stock of Dragon. For financial accounting purposes, the exchange of stock was treated as a recapitalization of Retail with the former shareholders of the Retail retaining 1,280,234 or approximately 5% of the outstanding stock.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended June 30, 2004 and notes thereto contained herein. The results of operations for the three months ended September 30, 2004 are not necessarily indicative of the results for the full fiscal year ending June 30, 2005.

Basis of presentation

The consolidated statements include the accounts of Dragon International Group Corp. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Short-Term Investments

Short-term investments include certificates of deposit ("CD") with a maturity of greater than three months. The CD's mature in December 2004.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Fair value of financial instruments

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, due from related parties, accounts payable and accrued expenses, and loans approximate their fair market value based on the short-term maturity of these instruments.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary, Anxin, is the local currency. The financial statements of the subsidiaries are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at June 30, 2004 and 2003 was not material

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
              POLICIES (Continued)

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

NOTE 2 - INVENTORIES

At September 30, 2004, inventories consisted of the following:


      Raw materials                    $        823,429

      Finished goods                            880,008
                                         --------------

                                       $      1,703,437
                                         ==============


NOTE 3 - RELATED PARTY TRANSACTIONS

Due from related parties

The consolidated financial statements include balances and transactions with related parties. At September 30, 2004, the Company had a net receivable from several affiliated entities owned by an officer of the Company amounting to $2,518,116. These advanced are payable on demand and are personally guaranteed by the officer.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)




         The accompanying unaudited pro forma consolidated balance sheet of Dragon International Group Corp. and Subsidiaries (the "Company") give effect to the recapitalization of the Company and the conversion of certain debt for common stock. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma balance sheet as of September 30, 2004 does not purport to represent what the financial position of the Company would actually have been if the transaction discussed above had in fact occurred on September 30, 2004, nor do they purport to project the results of operations or financial position of Dragon International Group Corp and subsidiaries for any future period or as of any date.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 2004
                                   (Unaudited)

                                                                         Dragon
                                                         Dragon       International
                                                     International   Group, Inc.and          Pro forma Adjustments       Pro Forma
                                                      Group Corp.     Subsidiaries     AJE       Dr.  AJE        Cr.      Balances
                                                    -------------------------------------------------------------------  -----------


                                  ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                         $ 124        $ 95,997                    $ -                $ -      $ 96,121
    Short-term investments                                -         507,246                      -                  -       507,246
    Accounts receivable (net of allowance for
    doubtful accounts of $55,835)                         -       1,809,443                      -                  -     1,809,443
    Inventories                                           -       1,703,437                      -                  -     1,703,437
    Advances to employees                                 -         140,247                      -                  -       140,247
    Due from related parties                              -       2,518,116                      -                  -     2,518,116
    Prepaid expenses and other                            -         323,555                      -                  -       323,555
                                                          --        --------                     --                --       -------

        Total Current Assets                            124       7,098,041                      -                  -     7,098,165

PROPERTY AND EQUIPMENT - Net                          1,618         404,315                      -                  -       405,933

OHER ASSETS                                               -           2,298                      -                 -         2,298
                                                          --          ------                     --                --        -----

        Total Assets                                $ 1,742     $ 7,504,654                    $ -                $ -    $ 7,506,396
                                                    ========    ============                   ====               ====   ===========


                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt              $ 26,575     $ 1,027,778     (2)       $ 26,575                $ -   $ 1,027,778
    Convertible note payable - related party         42,214               -                      -                  -        42,214
    Accounts payable                                  8,637       2,455,277                      -                  -     2,463,914
    Accrued expenses                                      -         948,558                      -                  -       948,558
    Due to related party                             17,345               -                      -                  -        17,345
    Advances from customers                               -          24,462                      -                  -        24,462
                                                          --         -------                     --                 --       ------

        Total Current Liabilities                    94,771       4,456,075                 26,575                  -     4,524,271

LONG-TERM DEBT, net of current portion                    -         120,773                      -                  -       120,773
                                                          --        --------                     --                 --      -------

        Total Liabilities                            94,771       4,576,848                 26,575                  -     4,645,044
                                                     -------      ----------                -------                 --    ---------

STOCKHOLDERS' EQUITY:
    Preferred stock, $0.001 par value,
    25,000,000 shares authorized, no shares
     issued and outstanding                               -               -                      -                  -             -
    Common stock ($.001 Par Value; 50,000,000
    Shares Authorized; 29,079,265 shares issued
    and outstanding)                                 10,242          8,000      (1)(3)      16,962 (2)(3)       7,799        29,079
    Additional paid-in capital                    1,474,625        414,705      (3)      1,602,521 (1)(2)(3)   40,363       327,172
    Retained earnings                            (1,577,896)     2,505,101                       -          1,577,896     2,505,101
                                                 -----------     ----------                      --         ----------    ---------

        Total Stockholders' Equity                  (93,029)     2,927,806               1,619,483          1,646,058     2,861,352
                                                    --------     ----------              ----------         ----------    ---------

        Total Liabilities and Stockholders'
        Equity                                      $ 1,742     $ 7,504,654            $ 1,646,058        $ 1,646,058   $ 7,506,396
                                                    ========    ============           ============       ============  ===========


             See notes to pro forma consolidated balance sheet
                                    -29-

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET



          The adjustments to the unaudited pro forma balance sheet as of September 30, 2004 relects a one for eight reverse stock split, reflect the settlement of a loan payable for 3,174,031 shares of common stock, and reflects the issuance of 24,625,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Dragon International Group, Inc. and that the transaction occurred as of September 30, 2004 and are as follows:

(1) To reflect a 1 for 8 reverse stock split.

(2) To reflect the settlement of loans payable for 3,174,031 shares of common stock.

(3) To reflect the issuance of 24,625,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Dragon International Group, Inc., ("Dragon") a Florida corporation. For financial accounting purposes, the exchange of stock will be treated as a recapitalization of Retail with the former shareholders of the Company retaining 1,280,234 or approximately 5% of the outstanding stock.

Unaudited pro Forma adjustments reflect the following transaction:


                                                       Dr.             Cr.
     1)
     Common stock                                    8,962
             Paid-in capital                                         8,962
     To reflect a 0ne for eight reverse
     stock split

     2)
     Loans payable                                  26,575
            Common stock                                             3,174
            Paid-in capital                                         23,401
     To reflect the issuance of 3,174,031
     shares of common stock for debt

     3)
     Paid-in capital                             1,602,521
            Retained earnings                                    1,577,896
            Common stock                                            24,825
     Common stock                                    8,000
           Paid-in capital                                           8,000
     To reflect the issuance of 24,625,000
     shares of common stock in connection
     with reverse merger and the
     recapitalization of the Company.